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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Equity Income Fund,
Select Series Standard & Poor's Intrinsic Value Portfolio 1996 Series
Defined Asset Funds
1933 Act File No. 333-15821
We consent to the use in this Registration Statement No. 333-15821 of our opinion dated November 21, 1996, relating to the Statement of Condition of Equity Income Fund Select Series Standard & Poor's Intrinsic Value Portfolio
1996 Series, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is part of this Registration Statement.
DELOITTE & TOUCHE LLP
New York, N.Y.
November 21, 1996